                    SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549

                                FORM 8-K

                            CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934


                           November 3, 1998
  ----------------------------------------------------------------------
                    (Date of earliest event reported)


                    Hawthorne Financial Corporation
  ----------------------------------------------------------------------
          (Exact name of registrant as specified in its charter)


       Delaware                       0-1100                   95-2085671
  ----------------------------------------------------------------------
 (State or other jurisdiction   (Commission File Number)   (IRS Employer
   of incorporation)                                      identification No.)


  2381 Rosecrans Avenue, El Segundo, California                    90245
  ----------------------------------------------------------------------
                (Address of principal executive offices)       (Zip Code)


                            (310) 725-5000
  ----------------------------------------------------------------------
            (Registrant's telephone number, including area code)


                           Not Applicable
 -----------------------------------------------------------------------
(Former name, former address and former fiscal year, if changed since last report)

ITEM 5.   Other Events
          ------------
     Subsequent to the issuance of the 1997 financial statements of Hawthorne Financial Corporation (the "Company"), the Company's management determined that the excess of the fair value of the consideration paid upon redemption to holders of the preferred stock in December 1997 over the carrying value amount of the preferred stock should have been treated similarly to dividends paid to the holders of the preferred stock. Accordingly, on November 3, 1998, the Company filed Amendment No. 2 to its Annual Report on Form 10-K for the year ended December 31, 1997 reflecting these changes, which do not change the Company's net earnings or the stockholders' equity for the year, but only the basis used in calculating basic and diluted earning per share.

     The impact of the amendment for all of 1997 affects net earnings available for the Company's common stock, reducing it from $7.2 million to $5.3 million; reduces basic earnings per share from $2.49 to $1.82; and reduces diluted earning per share from $1.37 to $1.00.


ITEM 7.   Financial Statements; Exhibits
          ------------------------------
     (a)  Not applicable.

     (b)  Not applicable.

     (c)  None.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   HAWTHORNE FINANCIAL CORPORATION


Date: November 4, 1998             By:  /s/ Scott A. Braly
                                        ---------------------------
                                        Scott A. Braly
                                        President and Chief Executive Officer